                                                                     EXHIBIT 3.1
                                                                     -----------
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           LIBERTY MEDIA CORPORATION

     LIBERTY MEDIA CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          (1) The name of the Corporation is Liberty Media Corporation. The original Certificate of Incorporation of the Corporation was filed on September 30, 1994. The name under which the Corporation was originally incorporated is Liberty Media Corporation.

          (2) This Restated Certificate of Incorporation amends and restates in its entirety the Certificate of Incorporation of the Corporation.

          (3) Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

                                     ARTICLE I
                                      NAME

     The name of the corporation is Liberty Media Corporation (the
"Corporation").

                                    ARTICLE II
                               REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

                                    ARTICLE III
                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

                                    ARTICLE IV
                               AUTHORIZED STOCK

     The total number of shares of capital stock which the Corporation shall have authority to issue is 3,100,000 shares, of which 3,000,000 shares shall be common stock ("Common Stock") and 100,000 shares shall be preferred stock ("Preferred Stock"). Said shares of Common Stock shall be divided into the following classes: (a) 1,000,000 shares shall be designated as Class A Common Stock with a par value of $.0001 per share ("Class A Common Stock"); (b) 1,000,000 shares shall be designated as Class B Common Stock with a par value of $.0001 per share ("Class B Common Stock"); and (c) 1,000,000 shares shall be designated as Class C Common Stock with a par value of $.0001 per share ("Class C Common Stock"). Said shares of Preferred Stock shall be all of one class with a par value of $.0001 per share, and shall be issued in one or more series as set forth in Section B below.
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     Effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each share of the Common Stock, par value $1.00 per share, of the Corporation that is issued and outstanding shall thereupon be reclassified and changed, ipso facto and without any other action on the part of the stockholders thereof, into one share of Class A Common Stock, one share of Class B Common Stock and one share of Class C Common Stock. Such shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be fully paid and nonassessable.

                                   SECTION A
                                   ---------
                  CLASS A COMMON STOCK, CLASS B COMMON STOCK
                           AND CLASS C COMMON STOCK

     Each share of the Class A Common Stock, each share of the Class B Common Stock and each share of the Class C Common Stock of the Corporation shall, except as otherwise provided in this Article IV, Section A, be identical in all respects and shall have equal rights and privileges.

     1.   Voting Rights.
          -------------

          Holders of Common Stock shall be entitled to one (1) vote for each share of such stock held on all matters presented to such stockholders. The holders of outstanding shares of Class A Common Stock shall vote separately as a class with respect to any election of Class A Directors (as defined below). The holders of outstanding shares of Class B Common Stock shall vote separately as a class with respect to any election of Class B Directors (as defined below). The holders of outstanding shares of Class C Common Stock shall vote separately as a class with respect to any election of Class C Directors (as defined below). Except as set forth above or as may otherwise be required by the laws of the State of Delaware and, with respect to any series of Preferred Stock, except as may be provided in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by Article IV, Section B, of this Certificate, the holders of outstanding shares of Class A Common Stock, the holders of outstanding shares of Class B Common Stock, the holders of outstanding shares of Class C Common Stock and the holders of outstanding shares of each series of Preferred Stock shall vote together as one class with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of any class of Common Stock or any series of Preferred Stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or any series of Preferred Stock shall be required for the approval of any such matter.

     2.   Conversion Rights.
          -----------------

          Shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall not be convertible, whether at the option of the holder thereof or of the Corporation, into shares of any other class of Common Stock of the Corporation.

     3.   Dividends.
          ---------

          Subject to subparagraph 4 of this Section A, whenever a dividend is paid to the holders of shares of any class of Common Stock, the Corporation also shall pay an equal per share dividend to the holders of each other class of Common Stock of the Corporation. Dividends shall be payable only as and when declared by the Board of Directors out of funds legally available therefor.

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     4.   Share Distributions.
          -------------------

          If at any time a distribution paid in Class A Common Stock, Class B Common Stock, Class C Common Stock or any other securities of the Corporation or any other entity (hereinafter sometimes called a "share distribution") is to be made with respect to the Class A Common Stock, Class B Common Stock or Class C Common Stock, such share distribution may be declared and paid only as follows:

          (i) a share distribution consisting of shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, on an equal per share basis; or consisting of shares of Class B Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock, Class C Common Stock and Class A Common Stock, on an equal per share basis; or consisting of shares of Class C Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class C Common Stock) to holders of Class C Common Stock, Class A Common Stock and Class B Common Stock, on an equal per share basis; or consisting of shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and, on an equal per share basis, shares of Class B Common Stock (or like securities convertible into or exercisable or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock and, on an equal per share basis, shares of Class C Common Stock (or like securities convertible into or exercisable or exchangeable for shares of Class C Common Stock) to holders of Class C Common Stock; and

         (ii) a share distribution consisting of any class or series of securities of the Corporation or any other entity other than Class A Common Stock, Class B Common Stock or Class C Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock, Class B Common Stock or Class C Common Stock), on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock.

          The Corporation shall not reclassify, subdivide or combine the Class A Common Stock without reclassifying, subdividing or combining the Class B Common Stock and the Class C Common Stock, each on an equal per share basis. The Corporation shall not reclassify, subdivide or combine the Class B Common Stock without reclassifying, subdividing or combining the Class A Common Stock and the Class C Common Stock, each on an equal per share basis. The Corporation shall not reclassify, subdivide or combine the Class C Common Stock without reclassifying, subdividing or combining the Class A Common Stock and the Class B Common Stock, each on an equal per share basis.

     5.   Liquidation and Mergers.
          -----------------------

          Subject to the prior payment in full of the preferential amounts to which any Preferred Stock is entitled, the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of Class C Common Stock shall share equally, on an equal per share basis, in any distribution of the Corporation's assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subparagraph 5.

                                   SECTION B
                                   ---------
                                PREFERRED STOCK

     The Preferred Stock may be issued, from time to time, in one or more series, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix with respect to each series:

          (1) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

          (2) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

          (3) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

          (4) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another entity, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

          (5) the voting rights, if any, of the holders of a particular series; and

          (6) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series.

     All shares of any one series of the Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of such series shall have no voting rights, except as may be required by the laws of the State of Delaware.

                                    ARTICLE V
                                   DIRECTORS

                                   SECTION A
                                   ---------
                              NUMBER OF DIRECTORS

     The governing body of the Corporation shall be the Board of Directors. The number of directors shall not be less than three (3) and the exact number of directors shall be fixed by the Board of Directors by resolution, provided that the number of directors shall always be a multiple of three (3) divided evenly among Class A Directors, Class B Directors and Class C Directors. Election of directors need not be by written ballot. No series of Preferred Stock shall be entitled to elect any additional directors, although the terms of any series of Preferred

Stock may provide that the shares of such series are entitled to vote in elections of Class A Directors, Class B Directors and/or Class C Directors.

                                   SECTION B
                                   ---------
                                TERM OF OFFICE

     The Corporation shall have three classes of directors: Class A, Class B and Class C (the directors of each such class being a "Class A Director", a "Class B Director" or a "Class C Director", respectively). Subject to the last sentence of Section A of this Article V, the Class A Directors shall be elected by the holders of the Class A Common Stock, voting as a separate class, the Class B Directors shall be elected by the holders of the Class B Common Stock, voting as a separate class, and the Class C Directors shall be elected by the holders of the Class C Common Stock, voting as a separate class. Each class of directors shall consist of a number of directors equal to one-third (33 1/3%) of the then authorized number of members of the Board of Directors. The initial term of office of the Class A Directors shall expire at the annual meeting of stockholders in 2000; the initial term of office of the Class B Directors shall expire at the annual meeting of stockholders in 2006; and the initial term of office of the Class C Directors shall expire at the annual meeting of stockholders in 2009. At each annual meeting of stockholders of the Corporation the successors of that class or classes of directors whose term(s) expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held, in the case of the Class A Directors, in the following year, in the case of the Class B Directors, in the seventh year following the year of such election and, in the case of the Class C Directors, in the tenth year following the year of such election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

                                   SECTION C
                                   ---------
                             REMOVAL OF DIRECTORS

     Notwithstanding any provision of the Certificate of Incorporation or the Bylaws, any removal of a director may only be acted upon at a special meeting of stockholders called for such purpose on sixty days' prior written notice (which notice shall also be provided to each member of the Board of Directors). Directors may be removed from office only for cause upon the affirmative vote of the holders of 75% of the then outstanding Class A Common Stock (in the case of Class A Directors), Class B Common Stock (in the case of Class B Directors), or Class C Common Stock (in the case of Class C Directors) entitled to vote at an any election of directors of the applicable class. For such purposes, "cause" shall mean the conviction of a felony including moral turpitude.

                                   SECTION D
                                   ---------
                   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Vacancies among the Class A Directors, the Class B Directors or the Class C Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of Class A Directors, Class B Directors or Class C Directors, shall be filled by the affirmative vote of a majority of the remaining directors of the applicable class of directors then in office (even though less than a quorum) or by the sole remaining director of such class (if there be one). Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No increase or decrease in the number of directors shall be made if after such increase or decrease the number of Class A Directors, Class B Directors and Class C Directors would not be equal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                   SECTION E
                                   ---------
                  LIMITATION ON LIABILITY AND INDEMNIFICATION

1.   Limitation On Liability.
     -----------------------

     To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this subparagraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

2.   Indemnification.
     ---------------

     a. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     b. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this subparagraph 2 or otherwise.

     c. Claims. If a claim for indemnification or payment of expenses under this subparagraph 2 is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     d. Non-Exclusivity of Rights. The rights conferred on any person by this subparagraph 2 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     e. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

3.   Amendment or Repeal.
     -------------------

     Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   SECTION F
                                   ---------
                              AMENDMENT OF BYLAWS

     The Board of Directors of the Corporation is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the bylaws of the Corporation except as and to the extent provided in the bylaws.

                                   SECTION G
                                   ---------
                            REQUIRED MAJORITY VOTE

     All actions taken by the Board of Directors shall be authorized by the affirmative vote at a meeting of not less than a Required Majority or by unanimous written consent. The term "Required Majority" means a majority of the total number of members of the Board of Directors as constituted from time to time, provided that such majority includes a majority of the Class B Directors and Class C Directors.

                                    ARTICLE VI
                                     TERM

     The term of existence of this Corporation shall be perpetual.

                                    ARTICLE VII
                             STOCK NOT ASSESSABLE

     The capital stock of this Corporation shall not be assessable if fully paid. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.

                                    ARTICLE VIII
                           MEETINGS OF STOCKHOLDERS

                                   SECTION A
                                   ---------
                          ANNUAL AND SPECIAL MEETINGS

     Stockholder action may be taken only at an annual or special meeting. Special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation only (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding Voting Securities (as defined below) or (ii) at the request of at least 66 2/3% of the members of the Board of Directors then in office. The term "Voting Securities" shall include the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and any series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof. Election of directors need not be by written ballot.

                                   SECTION B
                                   ---------
                     STOCKHOLDER ACTION WITHOUT A MEETING

     Except as otherwise provided in the terms of any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied."

                                  .    .    .

     (4) This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     (5) This Amended and Restated Certificate of Incorporation shall become effective at 12:00 noon, Eastern Time, on March 8, 1999.

          IN WITNESS WHEREOF, LIBERTY MEDIA CORPORATION has caused this certificate to be signed by Robert R. Bennett, its President and Chief Executive Officer, and attested by Vivian J. Carr, its Secretary, this 3rd day of March, 1999.



                                    /s/ Robert R. Bennett
                                    -------------------------------------
                                    Robert R. Bennett
                                    President and Chief Executive Officer



ATTEST:

By:  /s/ Stephen M. Brett
     ---------------------------
     Vivian J. Carr
     Secretary